UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

NexPoint Real Estate Finance, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 11, 2024

Dear NREF Stockholder:

You are cordially invited to attend the annual meeting of stockholders of NexPoint Real Estate Finance, Inc. The meeting will be held on Tuesday, May 7, 2024, beginning at 10:30 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email Equiniti Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NREF Meeting” in the subject line and provide your full name, address and proof of ownership as of April 1, 2024 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NREF Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NREF Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on May 6, 2024. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (877)-283-0325 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of directors and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely,

James Dondero

President and Chairman

NEXPOINT REAL ESTATE FINANCE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 7, 2024

The 2024 annual meeting of stockholders of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), will be held on May 7, 2024, beginning at 10:30 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person. The meeting will be held for the following purposes:

1.	to elect seven directors to serve until the 2025 annual meeting of stockholders;

2.	to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024; and

3.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement. We have also provided you or made available to you the Company’s 2023 annual report. Holders of record of the Company’s common stock as of the close of business on April 1, 2024 are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single stockholder.

If your shares of the Company are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at the annual meeting, please email Equiniti Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NREF Meeting” in the subject line and provide your full name, address and proof of ownership as of April 1, 2024 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NREF Legal Proxy” in the subject line. EQ will then email you the registration link along with a proxy voting control number.

If you are a stockholder of record of the Company and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NREF Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on May 6, 2024. On the date of the annual meeting, stockholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (877) 283-0325 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

By Order of the Board of Directors,

Brian Mitts

Chief Financial Officer, Executive VP-Finance,

Secretary and Treasurer

Dallas, Texas

April 11, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2024.

The Company’s Notice of Annual Meeting, Proxy Statement and 2023 Annual Report to Stockholders are available on the internet at www.proxyonline.com.

i

NexPoint Real Estate Finance, Inc.

300 Crescent Court, Suite 700

Dallas, Texas 75201

PROXY STATEMENT

This proxy statement provides information in connection with the solicitation of proxies by the board of directors (the “Board”) of NexPoint Real Estate Finance, Inc., a Maryland corporation (the “Company”), for use at the Company’s 2024 annual meeting of stockholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement and proxy card are being mailed to stockholders on or about April 18, 2024.

Record holders of the Company’s common stock as of the close of business on April 1, 2024 are entitled to vote at the Annual Meeting. Each record holder of common stock on that date is entitled to one vote at the Annual Meeting for each share of common stock held. As of April 1, 2024, there were 17,593,244 shares of common stock outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

• by internet: visit the website shown on your proxy card and follow the instructions;

• by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

• in writing: sign, date, and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

• delivering a written notice revoking your proxy to the Company’s Secretary at the address above;

• delivering a new proxy bearing a date after the date of the proxy being revoked; or

• virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the shares of common stock represented by your proxy will be voted:

• FOR the election of the seven nominees to serve as directors until the 2025 annual meeting of stockholders;

• FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2024; and

• at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own shares of common stock held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for 2024, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding shares of the Company’s common stock must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1 -	Election of directors	Plurality (that is, the largest number) of all the votes cast (1)	No	Abstentions and broker non-votes are not considered votes cast and will have no effect

No. 2 -	Ratification of the appointment of KPMG	Affirmative vote of a majority of the votes cast	Yes	Abstentions are not considered votes cast and will have no effect

(1) Shareholders may vote “FOR” or “WITHHOLD” in the election of directors. Because directors need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

Attendance at the Annual Meeting will be limited to stockholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide stockholders the same rights as if the Annual Meeting were held in person, including the ability to vote shares electronically during the Annual Meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the Annual Meeting, we will respond to no more than two questions from any single stockholder.

The Company pays the costs of soliciting proxies. We have engaged Equiniti Trust Company, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,500 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors, and hedge funds to determine voting instructions, monitor voting, and deliver executed proxies to our voting tabulator. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. The Company may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of the Company’s common stock an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

PROPOSAL 1 -

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors will be elected to serve one-year terms expiring at our annual stockholders meeting in 2025 and until their respective successors are duly elected and qualified. This section contains information relating to the seven director nominees. The director nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the stockholders. The nominees for election are Messrs. Dondero, Mitts, Constantino, and Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood. All currently serve as directors.

The Board unanimously recommends a vote FOR the election of each of the nominees.

Nominees to be elected for terms expiring at the Annual Meeting in 2025

James Dondero, age 61, has served as our President and as chairman of our Board since February 2020. Mr. Dondero has also served as the President and chairman of the board of directors of NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multifamily real estate investment trust (a “REIT”), since May 2015, as President of NexPoint Diversified Real Estate Trust (“NXDT”), a publicly traded diversified REIT, since May 2015 and additionally as chairman of the board of trustees of NXDT since July 2022, and as chairman of the board of directors of VineBrook Homes Trust, Inc. (“VineBrook”), a single-family rental (“SFR”) REIT, since August 2022. Additionally, Mr. Dondero previously served as President and a member of the board of directors of VineBrook from February 2019 to August 2021. Mr. Dondero is also: founder and president of NexPoint Advisors, L.P. (our “Sponsor” or “NexPoint”), an investment advisor registered with the Securities and Exchange Commission (the “SEC”); and chairman of NexBank (“NexBank”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”) in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes. Mr. Dondero has also served as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange, since December 2019. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. He also serves as President of NexPoint Capital, Inc. (“NexPoint Capital”) and NexPoint Real Estate Strategies Fund (“NRESF”), which are affiliates of NexPoint Real Estate Advisors VII, L.P. (our “Manager”). NXRT, VineBrook, NXDT, NXHT, our Sponsor, NexBank, NHT, NexPoint Capital and NRESF are all affiliates of the Company. In addition, he has served as a member of the board of directors of NexPoint Homes Trust, Inc. (“NXHT”), an SFR REIT, since June 2022. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. On April 13, 2018, the Bankruptcy Court for the Northern District of Texas entered orders for relief placing Acis Capital Management, L.P. and Acis Capital Management GP, LLC, in involuntary bankruptcy. Mr. Dondero served as President of Acis Capital Management GP, LLC, which was the general partner of Acis Capital Management, L.P. On January 31, 2019, the court confirmed Acis’s plan of reorganization. Mr. Dondero was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 53, has served as a member of our Board since June 2019 and as our Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer since February 2020. Mr. Mitts also served as our President and Treasurer from June 2019 until February 2020. Mr. Mitts is also a member of the investment committee of our Manager. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Manager, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Currently, Mr. Mitts leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. Prior to co-founding NREA, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor. He has worked for NREA or its affiliates since 2007. Mr. Mitts has also served as a director of NXRT since September 2014 and as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT since March 2015. In February 2019, Mr. Mitts was also appointed Secretary of NXRT. From September 2014 to March 2015, Mr. Mitts served as President and Treasurer of NXRT. Mr. Mitts has also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT since December 2018. In addition, he has served as a director of VineBrook since July 2018, as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook since November 2018, as President since February 2023 and assumed the title of Chief Executive Officer in addition to President in February 2024, and from September 2021 to February 2023 Mr. Mitts served as Interim President of VineBrook. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook. Since November 2020, Mr. Mitts has also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and as a member of the board of directors of NSP since March 2023. In addition, Mr. Mitts has served as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary and as a member of the board of trustees of NXDT since July 2022. Mr. Mitts has also served as President and Treasurer of NXHT since February 2022 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary and as a member of the board of directors of NXHT since June 2022. NXRT, VineBrook, NXDT, NXHT, NSP and NHT are all affiliates of the Company. Mr. Mitts was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 77, has served as a member of our Board since February 2020. Mr. Constantino has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since February 2019 and as a member of the board of trustees of NXDT since March 2020. He has also served as a member of the board of directors of NXHT since June 2022. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee of St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on our Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 63, has served as a member of the Board since February 2020. Mr. Kavanaugh has also served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since December 2018 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NXHT since June 2022. Mr. Kavanaugh is, and since December 2009 has been the CEO of First Foundation Inc. (“FFI”), a financial services company. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh has been the Vice-Chairman of FFI since June 2007. He also is, and since September 2007 has been, the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 83, has served as a member of the Board since February 2020. Dr. Laffer has also served as a member of the board of directors of NXRT since May 2015, as a member of the board of directors of VineBrook since December 2018 and as a member of the board of trustees of NXDT since July 2022. He has also served as a member of the board of directors of NXHT since June 2022. Dr. Laffer is the founder and chairman of Laffer Associates, an economic research and consulting firm and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions, from 2014 to 2020. Dr. Laffer also served as a director of EVO Transportation and Energy Services, Inc. from 2018 to 2019. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld, and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Dr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Carol Swain, age 70, has served as a member of the Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of VineBrook and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NXHT since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain has also served on the Tennessee Advisory Committee to the U.S. Civil Rights Commission, the National Endowment for the Humanities, and the 1776 Commission. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on our Board because of her experience in the fields of political science, law and government.

Catherine Wood, age 68, has served as a member of the Board since July 2020. In addition, she has served as a member of the board of directors of NXRT and as a member of the board of directors of VineBrook since July 2020 and as a member of the board of trustees of NXDT since August 2022. She has also served as a member of the board of directors of NXHT since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer, and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer, and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 -

RATIFICATION OF APPOINTMENT OF

KPMG LLP AS THE COMPANY’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The audit committee has appointed KPMG as the Company’s independent registered public accounting firm for 2024. The Board is asking stockholders to ratify this appointment. SEC regulations and New York Stock Exchange (“NYSE”) listing requirements require the Company’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to stockholders. Accordingly, the Board considers a proposal for stockholders to ratify this appointment to be an opportunity for stockholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as the Company’s independent registered public accounting firm for 2023 and has been selected by the audit committee to serve as the Company’s independent registered public accounting firm for 2024.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2023 and 2022, and fees billed for other services rendered by KPMG.

	DECEMBER 31, 2023	DECEMBER 31, 2022
Audit Fees (1)	$857,500	$927,750
Audit-Related Fees	-	-
Tax Fees (2)	197,000	130,390
All Other Fees	-	-
Total	$1,054,500	$1,058,140

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC.

(2)	Includes fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2023 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2024.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Directors

The Board presently consists of seven members, five of whom are non-management directors. Each director serves a one-year term expiring at each annual meeting of stockholders and lasting until his or her respective successor is duly elected and qualified.

Director Compensation

Directors who are officers of the Company do not receive compensation for their service as directors.

We provide the following compensation for non-management directors:

• each non-management director receives an annual director’s fee payable in cash equal to $20,000 and an annual grant of restricted stock units;

• the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;

• the chair of our compensation committee receives an additional annual fee payable in cash equal to $7,500;

• the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

• the lead independent director receives an additional annual fee payable in cash equal to $10,000.

We also reimburse directors for all expenses incurred in attending Board and committee meetings.

Director Compensation Table

The following table provides information regarding the compensation of our non-management directors for the year ended December 31, 2023.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS (1)	TOTAL
Edward Constantino	$35,000	$64,708	$99,708
Scott Kavanaugh	$37,500	$64,708	$102,208
Dr. Arthur Laffer	$27,500	$64,708	$92,208
Dr. Carol Swain	$20,000	$64,708	$84,708
Catherine Wood	$20,000	$64,708	$84,708

(1)

These restricted stock units were granted on April 4, 2023 and vested on April 4, 2024, the first anniversary of the grant date. The grant date fair value of the award was equal to the closing price of the Company’s stock on the date of grant as calculated in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 718. Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions made in determining these values. As of December 31, 2023, our non-management directors each held 4,274 restricted stock units.

Director Independence

The Board will review at least annually the independence of each director. During these reviews, the Board will consider transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. This review will be based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with the Company and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain and Catherine Wood is independent in accordance with NYSE rules. As required by NYSE, our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our stockholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, compensation committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our directors, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website nref.nexpoint.com in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Real Estate Finance, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations (i) governs the purchase, sale and/or other disposition of the Company’s securities by directors, officers and employees of the Company and (ii) prohibits our directors and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our stockholders and as appropriate to comply with any new SEC or NYSE rules.

Board Leadership Structure and Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for the Company at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that the Company faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Company operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent director. His key responsibilities in this role include:

• developing agendas for, and presiding over, the executive sessions of the non-management or independent directors;

• reporting the results of the executive sessions to the Chairman;

• providing feedback from executive sessions to the Chairman;

• serving as a liaison between the independent directors and the Chairman (provided that each director will also be afforded direct and complete access to the Chairman at any such time such director deems necessary or appropriate);

• presiding at all meetings of the Board at which the Chairman is not present;

• approving information sent to the Board;

• approving agendas for Board meetings;

• approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

• calling meetings of the independent directors; and

• if requested by major stockholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our business and affairs, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Board has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee.  Our audit and nominating and corporate governance committees regularly report to the Board with respect to its oversight of these areas.

Board Meetings

The Board held six meetings during the fiscal year ended December 31, 2023. All directors serving on the Board in 2023 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board. Under our corporate governance guidelines, each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and Board committees on which he or she serves.

Director Attendance at Annual Meetings of Stockholders

Under our corporate governance guidelines, each director is expected to attend the annual meeting of stockholders. All but one of the Company’s directors at the time of the 2023 annual meeting of stockholders attended the 2023 annual meeting.

Board Committees

Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate” as required by NYSE rules and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met five times during the fiscal year ended December 31, 2023. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

• our accounting and financial reporting processes;

• the integrity of our consolidated financial statements;

• our systems of disclosure controls and procedures and internal control over financial reporting;

• our compliance with financial, legal and regulatory requirements;

• the performance of our internal audit function;

• our overall risk assessment and management; and

• our processes for assessing, identifying and managing risks from cybersecurity threats as well as any material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of the Company’s website at nref.nexpoint.com.

Compensation Committee

Our compensation committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The compensation committee met five times during the fiscal year ended December 31, 2023. Our compensation committee charter details the principal functions of the compensation committee, including:

• reviewing our compensation policies and plans;

• implementing and administering a long-term incentive plan;

• evaluating the terms of the management agreement, dated February 6, 2020 and amended as of July 17, 2020 and November 3, 2021 (the “Management Agreement”), by and between the Company and the Manager, and the performance of the Manager thereunder;

• assisting management in complying with our proxy statement and annual report disclosure requirements;

• producing a report on compensation to be included in our annual proxy statement, as required; and

• reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the compensation committee charter is available under the Governance section of the Company’s website at nref.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2023. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

• reviewing the characteristics of current Board members, including diversity characteristics and determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as directors;

• developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

• reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

• recommending to the Board nominees for each committee of the Board;

• annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and NYSE corporate governance listing standards;

• annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

• overseeing succession planning; and

• overseeing the Company’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of director candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of the Company’s website at nref.nexpoint.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors and executive officers, who are employees of our Manager. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

• honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

• full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

• compliance with laws, rules and regulations;

• prompt internal reporting of violations of the code to appropriate persons identified in the code; and

• accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of the Company’s website at nref.nexpoint.com. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Director Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, director nominations submitted to the Company by stockholders in accordance with the Company’s bylaws or otherwise using the same assessment process described above. In addition, the nominating and corporate governance committee will evaluate whether an incumbent director should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new director candidates to make its evaluation and will also take into account the incumbent director’s performance as a Board member.

Board Diversity

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for director candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. Importantly, the nominating and corporate governance committee focuses on how the experiences and skill sets of each director nominee complements those of fellow directors and director nominees to create a balanced Board with diverse viewpoints and deep expertise. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a board of directors that best serves our needs and those of our stockholders.

The Company added diversity-related questions to its director and officer questionnaires in 2022 to help the nominating and corporate governance committee identify whether there are areas, including with respect to diversity of thought, background, experience, gender, race and age, the nominating and corporate governance committee should consider in connection with its review of board composition and board refreshment.

Below is a summary of the experience and skills, gender, age and tenure of our directors, and whether the directors are racially or ethnically diverse.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Executive Leadership	X	X		X	X	X	X

Real Estate/REIT Experience	X	X	X	X	X	X	X

Business Operations	X	X		X	X	X	X

Strategic Development/Planning	X	X		X	X	X	X

Corporate Governance	X	X	X	X	X	X	X

Financial and Accounting	X	X	X	X	X		X

Risk Management	X	X	X	X	X		X

Capital Markets/Financial Services	X	X		X	X		X

Technology, Information Security and Innovation	X			X	X		X

Cybersecurity	X			X	X		X

Environmental Issues, including Climate Change	X			X	X	X	X

Social Issues, including Diversity and Inclusion	X			X	X	X	X

Human Capital	X			X	X	X	X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Independent

Independent			X	X	X	X	X

Diversity

Gender	M	M	M	M	M	F	F

Racially or Ethnically Diverse†	W	W	W	W	W	B	W

Age Range

59 and under		X

60-64	X			X

65-69							X

70 and older			X		X	X

Tenure on Board

0-5 years	X	X	X	X	X	X	X

6-10 years

 †

B = Black/African American
W=White

The composition of our Board also reflects our belief that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom, and contribute to a more effective decision-making process.

Director Candidate Recommendations by Stockholders

The nominating and corporate governance committee will review and evaluate any director nominations submitted by stockholders, including reviewing the qualifications of, and making recommendations to the Board regarding, director nominations submitted by stockholders in the same manner as described under “Qualifications for Director Nominees.” See “Communications with the Board of Directors” below for additional information on how to submit a director nomination to the Board.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Directors, c/o NexPoint Real Estate Finance, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management directors or a specific director.

Stockholder Nominations

The Company’s bylaws provide that, with respect to an annual meeting of our stockholders, nominations of individuals for election to the Board may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws. See “Stockholder Proposals for the 2025 Annual Meeting of Stockholders” below for how to submit a timely notice.

EXECUTIVE OFFICERS & SIGNIFICANT EMPLOYEES

The following sets forth information regarding the executive officers of the Company as of April 11, 2024:

Name	Age	Position(s)
Executive Officers
James Dondero	61	President and Director
Brian Mitts	53	Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer and Director
Matt McGraner	40	Executive VP and Chief Investment Officer
Dennis Charles Sauter, Jr.	49	General Counsel

Significant Employees
Paul Richards	35	VP of Originations and Investments
David Willmore	39	VP of Finance

Information regarding Mr. Dondero and Mr. Mitts is included above under “Proposal 1-Election of Directors.”

Matt McGraner has served as our Executive VP and Chief Investment Officer since January 2020. Mr. McGraner served as our Secretary from June 2019 to February 2020. Mr. McGraner co-founded NREA as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015, as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019 and as a member of the board of directors and President of NSP since November 2020. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary and from October 2018 to February 2019, Mr. McGraner served as Chief Executive Officer, President and Secretary of VineBrook. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2019 and as a Managing Director at our Sponsor since 2016. In addition, Mr. McGraner has served as Executive VP, Chief Investment Officer and Secretary of NXDT since July 2022 and as Chief Investment Officer and Secretary of NXHT since June 2022. NXRT, VineBrook, NXDT, NSP, NHT and our Sponsor are all affiliates of the Company. With over ten years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through April 11, 2024, Mr. McGraner has led the acquisition and financing of over $19.9 billion of real estate investments.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since February 2020. Mr. Sauter has also served as General Counsel of NXRT since February 2020, as General Counsel of our Sponsor since April 2021 and as General Counsel of NXDT since July 2022. Previously, Mr. Sauter was a partner in the real estate section of Wick Phillips Gould & Martin, LLP in Dallas, Texas from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers, and institutional investors. NXRT, NXDT and the Sponsor are all affiliates of the Company. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

Paul Richards has served as our VP of Originations and Investments since February 2020. Mr. Richards has also served as Vice President of Asset Management of NHT since March 2019 and as Vice President of Asset Management and Financing of VineBrook since 2018. Mr. Richards is also a director at our Sponsor. His primary responsibilities are to research and conduct due diligence on new investment ideas, perform valuation and benchmark analysis, monitor and manage investments in the existing real estate portfolio, and provide industry support for our Sponsor’s real estate team. Mr. Richards has served as a director for NREA since 2019 and joined in 2017. From 2016 to 2017, Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. NHT, VineBrook, our Sponsor, NREA, and NexPoint Asset Management are all affiliates of the Company. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

David Willmore has served as our VP of Finance since February 2020. Mr. Willmore has served as the Chief Accounting Officer for our Sponsor since 2021 and as VP of Finance at NXRT since February 2020. He has also served as Senior Vice President of Accounting and Finance of NXHT since June 2022. He was previously Senior Manager at NXRT from April 2019 to February 2020 and a Senior Manager at a former NexPoint affiliate from February 2017 to March 2019. NXRT and NXHT are also affiliates of the Company. With over ten years of accounting, auditing, and financial reporting experience, his primary responsibilities are to implement the financial and operational strategies of our Sponsor’s public and private REITs and registered investment funds as well as ensure timely and accurate accounting and reporting. Before joining in October 2011, Mr. Willmore began his career at Deloitte & Touche LLP as an auditor in the Audit and Enterprise Risk Services Group.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

We are externally managed by our Manager through the Management Agreement. Our Manager conducts substantially all of our operations and provides asset management services for our real estate investments. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our named executive officers, who are employees of our Manager or were employees of our Manager during fiscal year 2023, have not received, nor do we expect they will in the future receive, any cash compensation from us for their services as our named executive officers. Similarly, we do not provide our named executive officers with pension benefits, perquisites or other personal benefits. Instead, we pay our Manager the fees described below under “Certain Relationships and Related Party Transactions-Our Management Agreement.” For the year ended December 31, 2023, we paid approximately $3.3 million in fees to our Manager. Our compensation committee does not make determinations with respect to compensation paid by our Manager or its affiliates.

Executive Compensation in 2023

As described above, our named executive officers are employed by our Manager or were employed by our Manager when they served as officers of the Company. We do not have agreements with any of our executive officers regarding their cash compensation, nor do we or our compensation committee make any decisions regarding their cash compensation, employee benefits, or other types of compensation paid to our executive officers by our Manager or its affiliates. Our compensation committee only reviews and approves the equity-based awards to be paid or made by us to our named executive officers based on recommendations from our President. During 2023, we did not provide any of our named executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the management fee that we pay to our Manager under “-Overview of Executive Compensation Program” above.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers during the fiscal year presented.

NAME AND PRINCIPAL POSITION	YEAR	STOCK AWARDS (1)	TOTAL
James Dondero	2023	$2,015,664	$2,015,664
President	2022	$1,405,471	$1,405,471
Matt McGraner	2023	$1,938,541	$1,938,541
Chief Investment Officer and Executive VP	2022	$1,405,471	$1,405,471
Brian Mitts	2023	$414,064	$414,064
Chief Financial Officer, Executive VP- Finance, Secretary and Treasurer	2022	$335,427	$335,427
Matthew Goetz (2)	2023	$1,460,988	$1,460,988
Former Senior VP—Investments and Asset Management	2022	$888,247	$888,247

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted stock units, calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions made in determining these values. The amount shown in this column for Mr. Goetz also includes the incremental fair value, calculated in accordance with paragraph 55-116 of FASB ACS Topic 718, for 72,674 restricted stock units, the vesting of which accelerated on November 9, 2023 pursuant to the Separation Agreement.

(2)	Mr. Goetz resigned from the Company on November 9, 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2023.

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(1)
James Dondero	234,297	(2)	$3,690,178
Matt McGraner	235,489	(3)	$3,708,952
Brian Mitts	60,071	(4)	$946,119
Matthew Goetz	0	(5)	$0

(1) Market value is based on the closing price of our common stock as of December 29, 2023 ($15.75), the last trading day of the year.

(2)

Consists of restricted stock units granted on June 24, 2020, February 22, 2021, February 21, 2022 and April 4, 2023. With respect to the restricted stock units granted on June 24, 2020, as of December 31, 2023, there were 17,557 restricted stock units not vested, which will vest on May 8, 2024. With respect to the restricted stock units granted on February 22, 2021, as of December 31, 2023, there were 31,679 restricted stock units not vested, which vested one-half on February 22, 2024 and will vest one-half on February 22, 2025. With respect to the restricted stock units granted on February 21, 2022, as of December 31, 2023, there were 51,926 restricted stock units not vested, which vested one-third on February 21, 2024 and will vest one-third on February 21, 2025 and one-third on February 21, 2026. With respect to the restricted stock units granted on April 4, 2023, as of December 31, 2023, there were 133,135 restricted stock units not vested, which vested one-fourth on April 4, 2024 and will vest one-fourth on April 4, 2025, one-fourth on April 4, 2026, and one-fourth on April 4, 2027.

(3)

Consists of restricted stock units granted on June 24, 2020, February 22, 2021, February 21, 2022 and April 4, 2023. With respect to the restricted stock units granted on June 24, 2020, as of December 31, 2023, there were 23,843 restricted stock units not vested, which will vest on May 8, 2024. With respect to the restricted stock units granted on February 22, 2021, as of December 31, 2023, there were 31,679 restricted stock units not vested, which vested one-half on February 22, 2024 and will vest one-half on February 22, 2025. With respect to the restricted stock units granted on February 21, 2022, as of December 31, 2023, there were 51,926 restricted stock units not vested, which vested one-third on February 21, 2024 and will vest one-third on February 21, 2025 and one-third on February 21, 2026. With respect to the restricted stock units granted on April 4, 2023, as of December 31, 2023, there were 128,041 restricted stock units not vested, which vested one-fourth on April 4, 2024 and will vest one-fourth on April 4, 2025, one-fourth on April 4, 2026, and one-fourth on April 4, 2027.

(4)

Consists of restricted stock units granted on June 24, 2020, February 22, 2021, February 21, 2022 and April 4, 2023. With respect to the restricted stock units granted on June 24, 2020, as of December 31, 2023, there were 5,780 restricted stock units not vested, which will vest on May 8, 2024. With respect to the restricted stock units granted on February 22, 2021, as of December 31, 2023, there were 10,326 restricted stock units not vested, which vested one-half on February 22, 2024 and will vest one-half on February 22, 2025. With respect to the restricted stock units granted on February 21, 2022, as of December 31, 2023, there were 16,616 restricted stock units not vested, which vested one-third on February 21, 2024 and will vest one-third on February 21, 2025 and one-third on February 21, 2026. With respect to the restricted stock units granted on April 4, 2023, as of December 31, 2023, there were 27,349 restricted stock units not vested, which vested one-fourth on April 4, 2024 and will vest one-fourth on April 4, 2025, one-fourth on April 4, 2026, and one-fourth on April 4, 2027.

(5)

Mr. Goetz resigned from the Company on November 9, 2023, at which time 72,675 restricted stock units immediately vested and 44,066 restricted stock units were forfeited pursuant to the Separation Agreement.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Manager is terminated involuntarily by the Manager for reasons other than for cause, by the officer for good reason, or otherwise due to such officer’s death, disability or retirement, all outstanding restricted stock units granted that have not previously vested or been forfeited, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. See “-Outstanding Equity Awards at Fiscal Year-End” above for the market value of outstanding equity awards as of December 31, 2023 that would have vested if any of the events described above occurred on December 31, 2023.

In general, except as may be otherwise prescribed by the compensation committee in any award agreement, the NexPoint Real Estate Finance, Inc. 2020 Long Term Incentive Plan (as amended and restated from time to time, the “2020 LTIP”) provides that a change of control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2020 LTIP cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2020 LTIP (subject to certain exceptions described in the 2020 LTIP); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) the Company closes a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in its ownership or leadership, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding shares of our common stock or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2020 LTIP; (d) the Company’s stockholders approve its complete liquidation or dissolution; or (e) the Manager is terminated.

Separation Agreement

Mr. Goetz resigned from his position as Senior VP-Investments and Asset Management of the Company on November 9, 2023 (the “Separation Date”). In connection with his resignation, Mr. Goetz and the Company, the Manager, the Sponsor. NXRT, NexPoint Real Estate Advisors VII, L.P., NXDT, NexPoint Real Estate Advisors X, L.P., VineBrook and NexPoint Real Estate Advisors V, L.P. entered into a separation agreement, dated November 9, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Sponsor will subsidize Mr. Goetz's COBRA premium for a period of twelve months and 72,675 restricted stock units granted to Mr. Goetz by the Company immediately vested as of the Separation Date and will settle on the original scheduled vesting dates, subject to Mr. Goetz’s continued compliance with existing restrictive covenants. In addition, pursuant to the Separation Agreement, 11,452 restricted stock units granted to Mr. Goetz by NXRT, 11,300 restricted share units granted to Mr. Goetz by NXDT and 4,279 restricted stock units granted to Mr. Goetz by VineBrook immediately vested as of the Separation Date and will settle on the original scheduled vesting dates, subject to Mr. Goetz’s continued compliance with existing restrictive covenants. The approximate value of the restricted stock units of the Company that vested on the Separation Date is $412,000 and the approximate value of the aggregate restricted stock units of the Company, NXRT, NXDT and VineBrook that vested on the Separation Date is $2 million.

The Severance Agreement additionally contains, among other things, mutual non-disparagement provisions and a mutual release of claims by Mr. Goetz and the Company.

In connection with the Separation Agreement, Mr. Goetz, the Company, NXRT, NXDT and VineBrook entered into a vesting agreement pursuant to which, among other things, the award agreements between Mr. Goetz and the Company relating to his restricted stock unit grants were amended to account for his separation and accelerated vesting of a portion of his outstanding restricted stock unit grants pursuant to the Separation Agreement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2020 LTIP	867,834 shares of the Company’s common stock (1)	N/A	2,433,458 shares of the Company’s common stock
Equity compensation plans not approved by security holders
None	-	N/A	-
Total	867,834 shares of the Company’s common stock	N/A	2,433,458 shares of the Company’s common stock

(1)	Represents restricted stock units issued under our 2020 LTIP.

Clawback Policy and Clawbacks

In accordance with SEC and NYSE rules, the Company adopted a clawback policy in November 2023 (the “Clawback Policy”). Under the Company’s Clawback Policy, the Company will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement (as such terms are defined in the Clawback Policy).

Prior to filing the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, the Company determined that its accounting treatment for its investment in Elysian at Hughes Center was incorrect and that the investment should have been accounted for as a real estate investment owned by the Company beginning in the first quarter of 2022 and consolidated with the Company’s financial statements. Pursuant to the guidance of Staff Accounting Bulletin No. 99, Materiality, the Company concluded that the error was not material to any of its previously reported interim financial statements. However, the Company revised its consolidated financial statements for the three months ended March 31, 2022, June 30, 2022 and September 30, 2022 to correct this error in its Annual Report on Form 10-K for the year ended December 31, 2022. The compensation committee of the Board determined that no incentive-based compensation was received during the applicable recovery period and the recovery period was before October 2, 2023 so no clawbacks were required under the Clawback Policy.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2022 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our executive officers, directors or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Our Management Agreement

We are externally managed by our Manager pursuant to our Management Agreement. Our Manager was organized on June 7, 2019 and is an affiliate of our Sponsor. Below is a summary of the terms of our Management Agreement.

Duties of Our Manager

Pursuant to the Management Agreement, subject to the overall supervision of our Board, our Manager manages our day-to-day operations, and provides investment management services to us. Under the terms of this agreement, our Manager will, among other things:

• identify, evaluate and negotiate the structure of our investments (including performing due diligence);

• find, present and recommend investment opportunities consistent with our investment policies and objectives;

• structure the terms and conditions of our investments;

• review and analyze financial information for each investment in our overall portfolio;

• close, monitor and administer our investments; and

• identify debt and equity capital needs and procure the necessary capital.

Management Fee

As consideration for the Manager’s services, we pay our Manager an annual management fee of 1.5% of Equity (as defined below), paid monthly, in cash or shares of our common stock at the election of our Manager (the “Annual Fee”).

Under the Management Agreement, as amended, “Equity” means (a) the sum of (1) total stockholders’ equity immediately prior to the closing of our initial public offering (the “IPO”), plus (2) the net proceeds received by us from all issuances of our equity securities in and after the IPO, plus (3) our cumulative Earnings Available for Distribution (“EAD”) from and after the IPO to the end of the most recently completed calendar quarter, (b) less (1) any distributions to holders of our common stock from and after the IPO to the end of the most recently completed calendar quarter and (2) all amounts that we have paid to repurchase for cash the shares of our equity securities from and after the IPO to the end of the most recently completed calendar quarter. In our calculation of Equity, we will adjust our calculation of EAD to remove the compensation expense relating to awards granted under one or more of our long-term incentive plans that is added back in our calculation of EAD. Additionally, for the avoidance of doubt, Equity does not include the assets contributed to us in our formation transaction completed prior to the closing of the IPO.

“EAD” means the net income (loss) attributable to our common stockholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), including realized gains and losses not otherwise included in net income (loss), excluding any unrealized gains or losses or other similar non-cash items that are included in net income (loss) for the applicable reporting period, regardless of whether such items are included in other comprehensive income (loss), or in net income (loss) and adding back amortization of stock-based compensation. Net income (loss) attributable to common stockholders may also be adjusted for the effects of certain GAAP adjustments and transactions that may not be indicative of our current operations, in each case after discussions between the Manager and the independent directors of our Board and approved by a majority of the independent directors of our Board.

Incentive compensation may be payable to our executive officers and certain other employees of our Manager or its affiliates pursuant to a long-term incentive plan adopted by us and approved by our stockholders. As discussed above, compensation expense is not considered when determining EAD, in that we add back compensation expense to net income in the calculation of EAD. However, compensation expense is considered when determining Equity, in that we will adjust our calculation of EAD to remove the compensation expense that is added back in our calculation of EAD.

For the fiscal year ended December 31, 2023, the Company incurred an Annual Fee of $3.3 million, paid entirely in cash. For the fiscal year ended December 31, 2022, the Company incurred an Annual Fee of $3.2 million, paid entirely in cash.

Reimbursement of Expenses

We are required to pay directly or reimburse our Manager for all of the documented “operating expenses” (all out-of-pocket expenses of our Manager in performing services for us, including but not limited to the expenses incurred by our Manager in connection with any provision by our Manager of legal, accounting, financial and due diligence services performed by our Manager that outside professionals or outside consultants would otherwise perform, compensation expenses under any long-term incentive plan adopted by us and approved by our stockholders and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager required for our operations) and “Offering Expenses” (any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses) paid or incurred by our Manager or its affiliates in connection with the services it provides to us pursuant to the Management Agreement. However, our Manager is responsible, and we will not reimburse our Manager or its affiliates, for the salaries or benefits to be paid to personnel of our Manager or its affiliates who serve as our officers, except that 50% of the salary of our VP of Finance is allocated to us and we may grant equity awards to our officers under a long-term incentive plan adopted by us and approved by our stockholders. Direct payment of operating expenses by us, which includes compensation expense relating to equity awards granted under our long-term incentive plan, together with reimbursement of operating expenses to our Manager, plus the Annual Fee, may not exceed 2.5% of equity book value for any calendar year or portion thereof, provided, however, that this limitation will not apply to Offering Expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the ordinary course of our business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments. To the extent total corporate general and administrative (“G&A”) expenses would otherwise exceed 2.5% of equity book value, our Manager will waive all or a portion of the Annual Fee to keep our total corporate G&A expenses at or below 2.5% of equity book value. For the fiscal years ended December 31, 2023 and December 31, 2022, the Company did not reimburse the Manager for any expenses.

Expense Cap

Pursuant to the terms of the Management Agreement, direct payment of operating expenses by the Company, which includes compensation expense relating to equity awards granted under the 2020 LTIP, together with reimbursement of operating expenses to the Manager, plus the Annual Fee, may not exceed 2.5% of equity book value (the “Expense Cap”) for any calendar year or portion thereof, provided, however, that this limitation will not apply to Offering Expenses, legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation and mergers and acquisitions and other events outside the ordinary course of business or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of certain real estate-related investments. For the fiscal years ended December 31, 2023 and December 31, 2022, operating expenses did not exceed the Expense Cap.

Term of the Management Agreement

The Management Agreement has an initial three-year term that expired on February 6, 2023 and successive one-year terms thereafter unless earlier terminated. We have the right to terminate the Management Agreement on 30 days’ written notice upon the occurrence of a cause event, which includes any one of the following: (i) the Manager or any of its agents or assignees is convicted of a felony or material violation of securities laws that has a material adverse effect on our business or the ability of the Manager to perform it duties under the terms of the Management Agreement; (ii) an order for relief in an involuntary bankruptcy case relating to the Manager or the Manager authorizing or filing a voluntary bankruptcy petition; (iii) the dissolution of the Manager; (iv) the Manager’s fraud, misappropriation of funds or embezzlement against us; (v) the Manager’s bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the Management Agreement or (vi) the Manager’s material breach of any material provision of the Management Agreement that continues for a period of 30 days after written notice thereof, unless the Manager has taken certain actions to cure such material breach within 30 days of the written notice. The Management Agreement can be terminated by us or our Manager without cause upon the expiration of the then-current term with at least 180 days’ written notice to the other party prior to the expiration of such term. Our Manager may also terminate the agreement with 30 days’ written notice if we have materially breached the agreement and such breach has continued for 30 days before we are given such notice. In addition, the Management Agreement will automatically terminate in the event of an Advisers Act Assignment (as defined in the Management Agreement) unless we provide written consent. A termination fee will be payable to our Manager by us upon termination of the Management Agreement for any reason, including non-renewal, other than a termination by us upon the occurrence of a cause event or due to an Advisers Act Assignment. The termination fee will be equal to three times the average Annual Fee earned by our Manager during the two-year period immediately preceding the most recently completed calendar quarter prior to the effective termination date.

Modification

The Management Agreement may only be amended, supplemented, modified, terminated, or discharged in writing signed by the Company and our Manager, or their respective successors or assignees.

Limitation on Receiving Shares

The ability of our Manager to receive shares of our common stock as payment for all or a portion of the Annual Fee due under the terms of our Management Agreement will be subject to the following limitations: (a) the ownership of shares of common stock by our Manager may not violate the ownership limitations set forth in our charter or otherwise raise a material risk to the status of the Company as a REIT, after giving effect to any exception from such ownership limitations that our Board may grant to our Manager or its affiliates; and (b) compliance with all applicable restrictions under the U.S. federal securities laws and NYSE rules. In addition, notice of the election must be made to our Board at the time the Manager delivers to the Board the computation of the Annual Fee for such month.

Liability and Indemnification of Manager

Under the terms of the Management Agreement, our Manager will indemnify and hold harmless us, our subsidiaries and NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”) from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of our Manager’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that our Manager will not be held responsible for any action of our Board in following or declining to follow any written advice or written recommendation given by our Manager. However, the aggregate maximum amount that our Manager may be liable to us pursuant to the Management Agreement will, to the extent not prohibited by law, never exceed the amount of the Annual Fees received by our Manager under the Management Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability have occurred. In addition, our Manager will not be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The limitations described in the preceding two sentences will not apply, however, to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of our Manager’s duties.

Other Activities of Manager and its Affiliates

Our Manager and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Management Agreement, our Manager is required to devote sufficient resources to our administration to discharge its obligations under the Management Agreement.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with our Manager with respect to (1) all current and future shares of our common stock owned by our Manager and affiliates of our Manager, including our Sponsor and its affiliates and (2) shares of our common stock at any time beneficially owned by our Manager which are issuable or issued as compensation for our Manager’s services under the Management Agreement and any additional shares of our common stock issued as a dividend, distribution or exchange for, or in respect of such shares. Pursuant to the registration rights agreement, if we propose to file a registration statement (or a prospectus supplement pursuant to a then-existing shelf registration statement) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to a proposed underwritten equity offering by us for our own account or for the account of any of our respective securityholders of any class of security other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) filed in connection with an exchange offer or offering of securities solely to our existing securityholders, then we will give written notice of such proposed filing to the holders of registrable securities and such notice will offer such holders the opportunity to register such number of shares of registrable securities as each such holder may request. We will use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the registrable securities requested to be included in such a registration to be included on the same terms and conditions as any similar securities included therein.

In addition, holders of registrable securities may make a written request for registration under the Securities Act of all or part of their registrable securities, or a demand registration. However, we will not be obligated to effect more than one such registration in any 12-month period and not more than two such registrations during the term of the Management Agreement. If the Management Agreement is extended, the holders will be entitled to one additional demand registration per year that the Management Agreement is extended. Holders making such written request must propose the sale of at least 100,000 shares of registrable securities (as adjusted for stock splits or recapitalizations) or such lesser number of registrable securities if such lesser number is all of the registrable securities owned by the holders. Any such request must specify the number of shares of registrable securities proposed to be sold and will also specify the intended method of disposition. Within 10 days after receipt of such request, we will give written notice of such registration request to all other holders of registrable securities and include in such registration all such registrable securities with respect to which we have received written requests for inclusion therein within 10 business days after the receipt by the applicable holder of our notice.

Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the registration or sale of registrable securities in certain situations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer. Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Share Repurchase Program

On February 22, 2023, the Board authorized a share repurchase program (the “Share Repurchase Program”) through which the Company may repurchase an indeterminate number of shares of our common stock and 8.50% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) at an aggregate market value of up to $20.0 million during a two-year period set to expire on February 22, 2025. The Company may utilize various methods to affect the repurchases, and the timing and extent of the repurchases will depend upon several factors, including market and business conditions, regulatory requirements and other corporate considerations, including whether the Company’s common stock is trading at a significant discount to net asset value per share. Repurchases under this program may be discontinued at any time. The Company has not made any purchases under the Share Repurchase Program as of April 11, 2024.

The Board had previously authorized a share repurchase program (the “Prior Share Repurchase Program”) through which the Company could repurchase an indeterminate number of shares of our common stock and Series A Preferred Stock at an aggregate market value of up to $10.0 million during a two year period that expired on March 9, 2022. From inception through expiration, the Company  repurchased 327,422 shares of its common stock, par value $0.01 per share, at a total cost of approximately $4.8 million, or $14.61 per share.

The audit committee approved and ratified, subject to the prior authorization of our Board, repurchases from related party affiliates of the Company through the Share Repurchase Program and the Prior Share Repurchase Program, including accounts advised by affiliates of our Sponsor. From inception to expiration, the Company did not repurchased shares of common stock or Series A Preferred Stock under the Prior Share Repurchase Program from its officers, directors, Manager or Sponsor, or affiliates of any of the foregoing. From inception to April 11, 2024, the Company has not repurchased shares of common stock or Series A Preferred Stock under the Share Repurchase Program from its officers, directors, Manager or Sponsor, or affiliates of any of the foregoing.

OP Unit and SubOP Unit Redemptions

At the 2021 annual meeting of the Company, the Company’s stockholders approved the potential issuance of 13,758,905.9 shares of the Company’s common stock to related parties in connection with the redemption of their limited partnership units of the OP (“OP Units”) or of the subsidiary operating partnerships (“SubOP Units”) that may be redeemed for OP Units. Pursuant to the OP’s limited partnership agreement, the holders of OP Units other than the Company have the right to cause the OP to redeem their OP Units for cash or, at our election, shares of our common stock on a one-for-one basis, subject to adjustment, as provided and subject to the limitations in our OP’s limited partnership agreement. The Buffalo Pointe Contribution Agreement (defined below) provides the same rights with respect to the OP Units issued to the contributors therein, subject to stockholder approval which was received at the 2021 annual meeting of the Company. Holders of SubOP Units other than the OP, prior to the redemption all such units, had the same right to cause the SubOP to redeem their SubOP Units for cash or, at the OP’s election, OP Units on a one-for-one basis, subject to adjustment, as provided and subject to the limitations in the SubOP’s limited partnership agreement.

On January 7, 2022, the OP redeemed approximately 8,496,144 SubOP Units for cash and issued approximately 3,721,572 Class B OP Units and approximately 4,774,572 Class C OP Units to the redeeming unitholders for the same cash amount. Following the issuance of OP Units, on January 7, 2022, the Company redeemed approximately 4,774,572 Class C OP Units for cash and issued 4,774,570 shares of common stock to the redeeming unitholders for the same cash amount.

On February 14, 2022, the Company redeemed approximately 395,033 Class C OP Units and issued 395,033 shares of common stock in exchange to the redeeming unitholder.

On December 23, 2022, the Company redeemed 2,100,000 Class B OP Units and issued 2,100,000 shares of common stock in exchange to the redeeming unitholder.

As of December 31, 2023, the Company had issued 8,748,735 shares of the common stock to redeeming unitholders.

Convertible Promissory Note

On October 18, 2022, the Company, through a subsidiary, borrowed $6.5 million from NFRO REIT Sub, LLC (the “Holder”) and issued $6.5 million aggregate amount of a 7.50% note (the “Convertible Note Issuance”) to the Holder maturing on October 18, 2027. The Holder is an affiliate of the Manager. Beginning on January 1, 2023 through June 30, 2027, the Holder may elect to convert all or any part of the outstanding principal and accrued but unpaid interest due, and all other amounts due and payable to the Holder thereunder or in connection therewith, into equity interests of an affiliate of the borrower.

Investments with Affiliates of the Manager

The Company has made the following investments with affiliates of the Manager. The information set forth below is as of December 31, 2023 unless otherwise stated.

Connections at Buffalo Pointe

On May 29, 2020, the OP entered into a contribution agreement (the “Buffalo Pointe Contribution Agreement”) with entities affiliated with executive officers of the Company and the Manager (the “BP Contributors”) whereby the BP Contributors contributed their respective preferred membership interests in NexPoint Buffalo Pointe Holdings, LLC (“Buffalo Pointe”), to the OP for total consideration of $10.0 million paid in OP Units. A total of 564,334 OP Units were issued to the BP Contributors, which was calculated by dividing the total consideration of $10.0 million by the combined book value of the Company’s common stock and the SubOP Units, on a per share or unit basis, as of March 31, 2023, or $17.72 per OP Unit. The Company additionally contributed an aggregate of approximately $1.7 million on January 9, 2023, March 6, 2023, March 28, 2023, May 25, 2023, and August 16, 2023. Buffalo Pointe owns a stabilized multifamily property located in Houston, Texas with 93.8% occupancy as of December 31, 2023. The preferred equity investment pays current interest at a rate of 6.5%, deferred interest at a rate of 4.5%, has a loan-to-value ratio of 87.4% and a maturity date of May 1, 2030.

Pursuant to the second amended and restated limited partnership agreement of the OP (the “OP LPA”) and the Buffalo Pointe Contribution Agreement, the BP Contributors have the right to cause our OP to redeem their OP Units for cash or, at our election, shares of our common stock on a one-for-one basis, subject to adjustment, as provided and subject to the limitations in our OP LPA, provided the OP Units have been outstanding for at least one year and our stockholders have approved the issuance of shares of common stock to the BP Contributors. On May 11, 2021, our stockholders approved the issuance of such shares upon the exercise of the BP Contributors’ redemption rights.

NexPoint Storage Partners

The Company holds 41,963 shares, or approximately 25.7%, of the outstanding common stock of NSP, a self-storage REIT that is indirectly managed by an affiliate of the Manager. The Company’s fair value measurement of this investment as of December 31, 2023 was $33.1 million. On December 8, 2022 and in connection with a restructuring of NSP, the Company, through a subsidiary (“REIT Sub”), together with NXDT, Highland Income Fund (“HFRO”) and NRESF (collectively, the “Co-Guarantors”), as guarantors, entered into a Sponsor Guaranty Agreement (the “Sponsor Guaranty) in favor of Extra Space Storage, LP ("Extra Space") pursuant to which REIT Sub and the Co-Guarantors guaranteed obligations with respect to accrued dividends on NSP with respect to NSP’s newly created Series D Preferred Stock and two promissory notes in an aggregate principal amount of approximately $64.2 million issued to Extra Space. The guaranties by REIT Sub and the Co-Guarantors are capped at $97.6 million, which cap amount will be reduced as the guaranteed obligations of NSP are paid. Each of REIT Sub and the Co-Guarantors generally guaranteed the foregoing obligations of NSP up to the cap amount on a pro rata basis with respect to its percentage ownership of NSP’s common stock. The maximum liability of REIT Sub under the guaranties is approximately $83.8 million. On February 15, 2023, NSP paid down approximately $15.0 million of these promissory notes, resulting in an aggregate principal amount of approximately $49.2 million. On December 8, 2023, NSP paid down the remaining principal balance of $49.2 million. The NSP Series D preferred stock remains outstanding as of December 31, 2023.

Bridge Loan

On March 31, 2022, the Company originated a bridge loan for $13.5 million (the “Bridge Loan”). The bridge loan was secured by a development property in Las Vegas, Nevada, and was used by the borrower to finance the acquisition of the property prior to obtaining construction financing. The Bridge Loan bore interest at a rate of 1.50% plus the WSJ Prime Rate and was set to mature on October 1, 2022. On August 9, 2022, the Bridge Loan was paid off. The borrower under the bridge loan was a subsidiary of an entity advised by an affiliate of the Manager.

Elysian at Hughes Center

On February 1, 2022, the Company, through a subsidiary (the “Trust”), purchased the Elysian at Hughes Center, a 368-unit multifamily property in Las Vegas, Nevada, for a total of $184.1 million. The Trust is managed by an affiliate of the Manager (the “Asset Manager”). As of December 31, 2022, the Company owned a preferred equity investment and indirect common equity interests in Elysian at Hughes Center, which resulted in the consolidation at year end. However, the common equity interests have been transferred to the Asset Manager in exchange for $54,000 and a guarantee of payments due to the Company in respect of its preferred equity investment if the investment is not redeemed prior to the close of the ongoing private offering of Class I Beneficial Interests in the Trust, which will continue until the maximum offering amount of $115.3 million has been reached. The Company’s preferred investments were initially made from December 28, 2021 through July 26, 2022 and totaled $65.3 million. Following the transfer of the common equity interests, the Company no longer is the primary beneficiary of the Trust and as such does not consolidate it. As of December 31, 2023, $54.0 million of the Company's preferred investment in Elysian at Hughes Center had been redeemed, resulting in a remaining principal balance of $11.4 million.

Cellipont

On May 17, 2023, the Company, through one of the subsidiary partnerships of the OP, committed to purchase $4.2 million of the preferred units with respect to a life sciences property development located in Houston, Texas, of which $0.0 million was unfunded as of December 31, 2023. The investment was entered into as a co-investment with affiliates of the Company.

Series B Preferred Stock Offering

On November 2, 2023, the Company announced the launch of the Series B Preferred Offering. NexPoint Securities, Inc., an affiliate of the Manager, serves as the Company’s dealer manager (the "Dealer Manager") in connection with the Series B Preferred Offering. The Dealer Manager uses its reasonable best efforts to sell the shares of Series B Preferred Stock offered in the Series B Preferred Offering, and the Company pays the Dealer Manager, subject to the discounts and other special circumstances described or referenced therein, (i) selling commissions of 7.0% of the aggregate gross proceeds from sales of Series B Preferred Stock in the Series B Preferred Offering (“Selling Commissions”) and (ii) a dealer manager fee of 3.0% of the gross proceeds from sales of Series B Preferred Stock in the Series B Preferred Offering (the “Dealer Manager Fee”). The Dealer Manager, subject to federal and state securities laws, will reallow all or any portion of the Selling Commissions and may reallow a portion of the Dealer Manager Fee to other securities dealers that the Dealer Manager may retain who sold the shares of Series B Preferred Stock. The Company expects that the offering will terminate on the earlier of the date the Company sells all 16,000,000 shares of the Series B Preferred Stock in the offering or March 14, 2025 (which is the third anniversary of the effective date of the Company’s registration statement), which may be extended by the Company’s Board in its sole discretion. The Board may elect to terminate this offering at any time. As of December 31, 2023, the Company has issued 427,218 shares of Series B Preferred Stock for gross proceeds of $10.5 million and paid the Dealer Manager $0.6 million Selling Commissions and $0.3 million Dealer Manager Fees.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a director no longer being considered independent under NYSE rules or would disqualify a director from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and directors duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with Company policy; and (e) purchases of any products on terms generally available to third parties.

For the purposes of our Related Party Transaction Policy, “Related Parties” include:

• directors (and nominees for director) and executive officers of the Company;

• immediate family members of such directors and executive officers;

• our Manager;

• a stockholder owning in excess of five percent of the Company’s voting securities or an immediate family member of such a stockholder; or

• an entity which is owned or controlled by any of the above persons.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our stockholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If our Board determines that additional funding is required, we may raise such funds through additional public and private offerings of common and preferred equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our Board determines to raise additional equity or debt capital, it has the authority, without stockholder approval, to cause us to issue additional shares of common stock, shares of preferred stock or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.

In addition, we may finance the acquisition of investments using the various sources of financing discussed below under “-Investment Policies.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our Board as part of their oversight of our Manager.

We may offer equity or debt securities in exchange for property and may repurchase or otherwise reacquire shares of our stock. Subject to the requirements for qualification as a REIT, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act of 1940, and we would intend to divest such securities before any such registration would be required.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes and may underwrite securities of other issuers.

Our annual reports will be available to our stockholders, including our audited financial statements. We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our Board may change any of these policies without prior notice to you or a vote of our stockholders.

Investment Policies

We invest in interests in real estate.

Investments in Interests in Real Estate

We conduct all of our investment activities through the OP. Our primary investment objective is to generate attractive, risk-adjusted returns for stockholders over the long term. We intend to achieve this objective primarily by originating, structuring and investing in first-lien mortgage loans, mezzanine loans, preferred equity, convertible notes, multifamily properties and common equity investments, as well as multifamily and SFR commercial mortgage backed securities securitizations (“CMBS securitizations”), multifamily structured credit risk notes (“MSCR Notes”) and mortgage backed securities, or our target assets. We primarily focus on investments in real estate sectors where our senior management team has operating expertise, including in the multifamily, SFR, self-storage, life science, hospitality and office sectors predominantly in the top 50 metropolitan statistical areas. In addition, we target lending or investing in properties that are stabilized or have a “light transitional” business plan, meaning a property that requires limited deferred funding to support leasing or ramp-up of operations and for which most capital expenditures are for value-add improvements. Through active portfolio management the Company seeks to take advantage of market opportunities to achieve a superior portfolio risk-mix that delivers attractive total returns.

We may also participate with third parties in property ownership, through joint ventures, funds or other types of co-ownership. We also may acquire interests in real estate in exchange for the issuance of common stock, units, preferred stock or options to purchase stock. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Dispositions. We may dispose of some of our investments if, based upon management’s periodic review of our investments, the Manager or the Board determines that such action would be in the best interest of us and our stockholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

While we do not have any formal restrictions or policy with respect to our debt-to-equity leverage ratio, we currently expect that our leverage will not exceed a ratio of 3-to-l. We believe this leverage ratio is prudent given that leverage typically exists at the asset level. The amount of leverage we may employ for particular assets depends upon the availability of particular types of financing and our Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Our decision to use leverage to finance our assets is at the discretion of our Manager, subject to review by our Board, and is not subject to the approval of our stockholders. We generally intend to match leverage terms and interest rate type to that of the underlying investment financed. We are not restricted by our governing documents or otherwise in the amount of leverage that we may use.

Lending Policies. We do not have a policy limiting our ability to make loans to other persons. We may consider offering purchase money financing in connection with the sale of investments where the provision of that financing will increase the value to be received by us for the investment sold. We also may make loans to joint ventures in which we participate. Any loan we make will be consistent with maintaining our status as a REIT.

Equity Capital Policies. To the extent that the Board determines to obtain additional capital, we may issue equity securities, including additional units or senior securities of the OP, retain earnings (subject to provisions in the Internal Revenue Code of 1986, as amended, requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP, which will dilute the ownership interests of the limited partners in the OP.

Existing stockholders will have no preemptive rights to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder’s investment in us. We may in the future issue shares of common stock or units in connection with acquisitions of investments.

We may, under certain circumstances and subject to there being funds legally available, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by the Board. Any repurchases of shares of our common stock or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Manager, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Manager and the funds and clients advised by affiliates of our Manager may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Management Agreement

Under our Management Agreement, our Manager is entitled to fees that are structured in a manner intended to provide incentives to our Manager to perform in our best interest and in the best interest of our stockholders. However, because performance is only one aspect of our Manager’s compensation, our Manager’s interests are not wholly aligned with those of our stockholders. In that regard, our Manager could be motivated to recommend riskier or more speculative investments that would entitle our Manager to a higher fee. For example, because Annual Fees payable to our Manager are based in part on the amount of equity raised, our Manager may have an incentive to raise additional equity capital in order to increase its fees. Externally managed REITs may also have conflicts of interest with their advisors that are not common with self-managed REITs. These conflicts as they relate to us and our Manager are discussed in the following sections.

Other Accounts and Relationships

As part of their regular business, our Manager, its affiliates and their respective officers, directors, trustees, stockholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Affiliated Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law with respect to loans, securities and other investments and financial instruments of all types. The Affiliated Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Affiliated Parties are not restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Affiliated Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Affiliated Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to an, investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Affiliated Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Affiliated Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Affiliated Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Affiliated Parties are not required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Manager may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Manager in accordance with its fiduciary duties to its other clients, our Manager may take, or be required to take, actions which adversely affect our interests.

The Affiliated Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Manager nor any Affiliated Party is necessarily prohibited from making or maintaining such investments, even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Manager’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Manager and/or any Affiliated Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither our stockholders nor we have any right to such fees. Our Manager and/or any Affiliated Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including HFRO, NRESF, NexPoint Capital and Highland Global Allocation Fund (“GAF”) as well as VineBrook, NXRT, NSP, NXDT, NXHT and NHT and other REITs, who make investments of a similar nature to ours, Delaware Statutory Trusts and with companies whose securities or properties are acquired by us. In connection with the foregoing activities our Manager and/or any Affiliated Party may from time to time come into possession of material nonpublic information that limits the ability of our Manager to affect a transaction for us, and our investments may be constrained as a consequence of our Manager’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on our behalf. In addition, officers or affiliates of our Manager and/or Affiliated Parties may possess information relating to our investments that is not known to the individuals at our Manager responsible for monitoring our investments and performing the other obligations under the Management Agreement.

The Affiliated Parties currently provide services to HFRO, NRESF, NexPoint Capital, GAF, VineBrook, NXRT, NSP, NHT, NXDT, NXHT, Delaware Statutory Trusts, and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Manager will devote as much time to our business and investments as our Manager deems appropriate to perform its duties in accordance with the Management Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Affiliated Parties’ other accounts. The Management Agreement places restrictions on our Manager’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Manager may be unable to buy or sell investments or to take other actions that it might consider to be in our best interest as a result of such restrictions.

The directors, officers, employees and agents of the Affiliated Parties, and our Manager may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Affiliated Party, or for any of our investments or any affiliate thereof, and neither we nor our stockholders have the right to any such fees.

The Affiliated Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as us, or of other investment funds managed by our Manager or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest. We may compete with other entities managed by our Manager and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Manager or any of its Affiliated Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Manager and/or its Affiliated Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Manager or its affiliates have to other clients.

Subject to prior approval of our Board, certain Affiliated Parties, including NexBank and Governance Re, Ltd., among others, may provide banking, agency, insurance and other services to us and its operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation Policy

If a potential investment is appropriate for either us or another entity managed by our Manager or its affiliates, such as HFRO, which as of December 31, 2023 has approximately $1.0 billion of assets under management, NRESF, which as of December 31, 2023 has approximately $43.0 million of assets under management, NexPoint Capital, which as of December 31, 2023 has approximately $49.4 million of assets under management, GAF, which as of December 31, 2023 has approximately $314.5 million of assets under management, VineBrook, which as of December 31, 2023 has an enterprise value of approximately $3.8 billion, NXRT, which as of December 31, 2023 has an enterprise value of approximately $2.4 billion, NXDT, which as of December 31, 2023 has an enterprise value of approximately $499.6 million, and NHT, which as of December 31, 2023 has an enterprise value of approximately $160.6 million, our Manager and its affiliates, including their respective personnel, have an allocation policy that provides that opportunities will be allocated among those accounts for which participation in their respective opportunity is considered most appropriate, taking into account the following objective factors.

First, the allocation policy looks to the investment objectives of the REITs managed by our Manager and its affiliates. For example, our targeted investments differ from the targeted investments of NXRT, which generally are direct ownership of well-located middle-income multifamily properties with value-add potential. We believe that most investment opportunities will be more appropriate for us, NXRT or other entities based on the differences in our primary investment objectives. We expect we will remain the primary vehicle in which investments are made in first-lien mortgage loans, mezzanine loans, preferred equity, multifamily and SFR CMBS securitizations, multifamily structured credit risk notes and mortgage-backed securities. Our Manager is not required to offer to us any opportunities that do not meet our investment objectives and criteria. Personnel of our Manager and its affiliates may invest in any such investment opportunities not required to be presented to us.

To the extent the opportunity is consistent with the investment objectives of more than one REIT managed by our Manager and its affiliates, the allocation policy then looks to other factors, such as:

• which REIT has available cash (including availability under lines of credit) to acquire the investment;

• whether there are any positive or negative income tax effects on any of the REITs relating to the purchase;

• whether the investment opportunity creates geographic, asset class or tenant concentration / diversification concerns for any of the REITs;

• how the investment size, potential leverage, transaction structure and anticipated cash flows affect each REIT, including earnings and distribution coverage; and

• whether one or more of the REITs has an existing relationship with the tenant(s), operator, facility or system associated with the investment, or a significant geographic presence that would make the investment strategically more important.

Our Manager will allocate investment opportunities across the entities for which such opportunities are appropriate, consistent with its internal conflict of interest and allocation policies. Our Manager will seek to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Manager may affect client cross-transactions where our Manager causes a transaction to be affected between us and another client advised by our Manager or any of its affiliates. Our Manager may engage in a client cross-transaction involving us any time that our Manager believes such transaction to be fair to us and the other client of our Manager or its affiliates in accordance with our Manager’s internal written cross-transaction policies and procedures.

As further described below, our Manager may effect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Manager and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Manager’s internal written policies and procedures for principal transactions, which may include our Manager obtaining our consent and approval prior to engaging in any such principal transaction between us and our Manager or its affiliates.

Our Manager may direct us to acquire or dispose of investments in cross trades between us and other clients of our Manager or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Manager and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Manager’s own investments in such companies. Moreover, we, along with our principals and persons or entities controlling, controlled by or under common control with the Manager, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Manager or its affiliates, including but not limited to NexBank, including in primary and secondary transactions with respect to which our Manager or a Affiliated Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries have the right to any such fees. In each such case, our Manager and principals and persons or entities controlling, controlled by or under common control with the Manager may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our Manager and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Manager’s valuation procedures to another fund managed or advised by our Manager or principals and persons or entities controlling, controlled by or under common control with the Manager. In addition, our Manager may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Manager may obtain our written consent as provided herein if any such transaction requires the consent of our Board.

Participation in Creditor Committees, Underwriting and Other Activities

Our Manager and/or its Affiliated Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout or foreclosure of our investments. In such circumstances, our Manager may take positions on behalf of itself or Affiliated Parties that are adverse to our interests.

Our Manager and/or its Affiliated Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Manager and/or its Affiliated Parties and neither we nor our stockholders have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Manager and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Manager, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Manager may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Manager. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Manager, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Manager’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Manager’s ability to perform its investment management services to us. In addition, while our Manager and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Manager’s ability to operate as an integrated platform could also be impaired, which would limit our Manager’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Manager

The 2020 LTIP provides us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Manager and its affiliates and other entities that provide services to us. The management team of our Manager may receive awards under the 2020 LTIP and will benefit from the compensation provided by these awards. Any compensation payable under such plan is subject to the 2.5% of equity book value determined in accordance with GAAP described above under “Certain Relationships and Related Party Transactions-Our Management Agreement-Expense Cap.”

In addition to the compensation provided to our Manager by the Management Agreement and any long-term incentive plan, our Manager may also receive reputational benefits from our future growth through capital-raising transactions and acquisitions. Our Manager will also have an incentive to raise capital and cause us to acquire additional assets, which would then contribute to the Annual Fee. The reputational benefit to our Manager from our future growth could assist our Manager and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Manager or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our common stock, Series A Preferred Stock and Series B Preferred Stock as of February 29, 2024 for:

• each person known to us to be the beneficial owner of more than 5% of our shares of common stock, Series A Preferred Stock or Series B Preferred Stock;

• each of our named executive officers;

• each of our directors; and

• all of our executive officers and directors as a group.

Unless otherwise noted below, the address of the persons and entities listed on the table is the address of our Manager’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock or Series A Preferred Stock reflected as beneficially owned, subject to applicable community property laws. No director or named executive officer owns any of the Company’s Series B Preferred Stock.

Beneficial ownership and percentage of beneficial ownership is based on 17,593,244 shares of our common stock, 1,645,000 shares of our Series A Preferred Stock and 1,198,695 shares of our Series B Preferred Stock outstanding on February 29, 2024. Shares of common stock that a person has the right to acquire within 60 days of February 29, 2024 upon the vesting of restricted stock units are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

	COMMON STOCK		SERIES A PREFERRED STOCK
NAME	BENEFICIALLY OWNED	PERCENT OF CLASS	BENEFICIALLY OWNED	PERCENT OF CLASS
5% Stockholders:
James Dondero (1)	8,940,877.71	50.8%	50,930.30	3.1%
Named Executive Officers and Directors
James Dondero (1)	8,940,877.71	50.8%	50,930.30	3.1%
Matt McGraner (2)	195,908.25	1.1%	-	-
Brian Mitts (3)	74,452.78	*	-	-
Scott Kavanaugh	15,261	*	-	-
Edward Constantino	28,874	*	-	-
Dr. Arthur Laffer	54,961	*	-	-
Dr. Carol Swain	4,274	*	-	-
Catherine Wood	20,180	*	-	-
Matthew Goetz (4)	161,839	*	-	-
All Directors and Executive Officers as a group (10 persons) (5)	9,494,828	54.0%	50,930.30	3.1%

*	Indicates ownership of less than 1%.

(1)

James D. Dondero, our Sponsor, NXDT, NexPoint Real Estate Opportunities, LLC (“NREO”), NexPoint Asset Management, Highland Income Fund and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power with respect to the shares of our common stock as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero	168,093	8,940,877.71	168,093	8,940,877.71
NexPoint Advisors, L.P.	0	2,863,485.72	0	2,863,485.72
NexPoint Diversified Real Estate Trust	0	2,100,000	0	2,100,000
NexPoint Real Estate Opportunities, LLC	0	2,100,000	0	2,100,000
NexPoint Asset Management, L.P.	0	5,694,671.06	0	5,694,671.06
Highland Income Fund	0	4,372,286.06	0	4,372,286.06
Nancy Marie Dondero	183,620.956	0	183,620.956	0

The shares of common stock held by Mr. Dondero are held indirectly through our Sponsor and NexPoint Asset Management, a proprietary account and a trust. The shares held by NexPoint are held indirectly through directly or indirectly managed or advised entities, including NXDT and NREO. Mr. Dondero is the sole member of the general partner of our Sponsor and may be deemed to be an indirect beneficial owner of shares held by our Sponsor. The shares held by NexPoint Asset Management are held indirectly through advised accounts, including HFRO. Mr. Dondero is also the sole stockholder and director of the general partner of NexPoint Asset Management and may be deemed to be an indirect beneficial owner of shares held by NexPoint Asset Management. The shares held by the trust includes shares with respect to which Mr. Dondero has the right to acquire beneficial ownership and he does not serve as trustee of such trust. Such shares also include shares held by a company which is an indirect wholly owned subsidiary of such trust, and a limited liability company in which such trust owns a majority interest. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The shares held by Ms. Dondero are held by the trust described above for which she is the trustee. Ms. Dondero is the sister of Mr. Dondero and disclaims beneficial ownership of such shares. 2,100,000 shares of our common stock are pledged by NREO.

With respect to the shares of Series A Preferred Stock described above, 31,419.30 shares are held by the trust described above and 19,511 shares are held by Drugcrafters, L.P., for which Mr. Dondero is the sole managing member of its general partner. Mr. Dondero has shared voting and dispositive power with respect to the shares of Series A Preferred Stock described above. As of February 29, 2024, 176,380 shares held by the trust are pledged as collateral to Raymond James Bank, N.A. Mr. Dondero disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(2)

Mr. McGraner has sole voting and dispositive power with respect to 195,908.25 shares of our common stock and shared voting and dispositive power with respect to 1,800 shares of our common stock held by a limited liability company in which Mr. McGraner owns an indirect minority interest. Mr. McGraner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(3)

Mr. Mitts has sole voting and dispositive power with respect to 74,452.78 shares of our common stock, 7,748.53 of which are held by a 401(k) plan. Mr. Mitts has shared voting and dispositive power with respect to 95 shares of our common stock, which he may be deemed to own through his child. As of February 29, 2024, 50,802 shares held by Mr. Mitts are pledged as collateral to JP Morgan Chase & Co.

(4)	Mr. Goetz has sole voting and dispositive power with respect to 161,839 shares of our common stock.

(5)

In computing the aggregate number of shares beneficially owned and the aggregate percentage ownership by all directors and executive officers as a group, 1,800 shares which may be deemed to be beneficially owned by Mr. Dondero and Mr. McGraner, in each case have not been counted more than once.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both the Company’s management and independent registered public accounting firm, KPMG LLP, the audited financial statements of the Company for the year ended December 31, 2023 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee also discussed with its independent registered public accounting firm its independence and received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Based on all of these reviews and discussions, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Arthur Laffer	Catherine Wood	Carol Swain

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for the 2025 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by December 19, 2024 and otherwise comply with all requirements of the SEC for stockholder proposals.

In addition, the Company’s bylaws provide that any stockholder who desires to make a director nomination or a proposal of other business at an annual meeting without including the nomination or proposal in the Company’s proxy materials must give timely written notice of the proposal to the Company’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made. To be timely, a notice must be received no earlier than November 19, 2024 and no later than December 19, 2024. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s bylaws. A copy of the Company’s bylaws is available upon request from the Company’s Secretary.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 8, 2025 and comply with the disclosure and procedural requirements in connection with stockholder nominations of directors in our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Real Estate Finance, Inc., 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Directors,

Brian Mitts

Chief Financial Officer, Executive VP-Finance,

Secretary and Treasurer

Dallas, Texas

April 11, 2024

NEXPOINT
REAL ESTATE FINANCE

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **IVR** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-877-283-0325 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

NEXPOINT REAL ESTATE FINANCE, INC.

ANNUAL MEETING OF STOCKHOLDERS – MAY 7, 2024

This Proxy is solicited by the Board of Directors

The undersigned stockholder of NexPoint Real Estate Finance, Inc., a Maryland corporation (the "Company"), having received notice of the 2024 Annual Meeting and management's Proxy Statement therefor, the terms of each of which are incorporated by reference, and revoking all prior proxies, hereby appoint(s) Mr. Brian Mitts and Mr. Matt McGraner (with full power of substitution), as proxies of the undersigned to attend the 2024 Annual Meeting of Stockholders of the Company to be held on Tuesday, May 7, 2024 at 10:30 a.m. Central Time, and any postponement or adjournment thereof (the "Annual Meeting"), and to vote and act upon the matters listed on the reverse side in respect to all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

The Annual Meeting will be held exclusively through a virtual format. **You will not be able to attend the Annual Meeting in person.** If you are a stockholder of record and wish to attend and vote at the Annual Meeting, please email EQ Fund Solutions, LLC ("EQFS") at attendameeting@equiniti.com with "NREF Meeting" in the subject line and provide your full name and address in the body of the email in order to receive the Annual Meeting registration link. If your shares in the Company are held by a financial intermediary, please refer to the notice of annual meeting in the accompanying Proxy Statement for additional information on how to access the Annual Meeting. Requests to attend the annual meeting must be received by EQFS no later than 2:00 p.m. Central Time on May 6, 2024. Please vote your shares in accordance with the instructions on this Proxy Card whether or not you attend the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2024 ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **(877) 283-0325**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the 2023 Annual Report are available at: https://vote.proxyonline.com/nexpoint/docs/nref.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

NEXPOINT REAL ESTATE FINANCE, INC.

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

PROPOSAL(S):

	FOR	WITHHOLD
1a. James Dondero	○	○
1b. Brian Mitts	○	○
1c. Edward Constantino	○	○
1d. Scott Kavanaugh	○	○
1e. Arthur Laffer	○	○
1f. Carol Swain	○	○
1g. Catherine Wood	○	○

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]